Exhibit 21.1

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC ENTERTAINMENT INC. (Delaware)

AMC Theatres of U.K. Limited (United Kingdom)

AMC Europe S.A. (France)

LCE AcquisitionSub, Inc. (Delaware)

LCE Mexican Holdings, Inc. (Delaware)

Symphony Subsisting Vehicle, S.R.L. de C.V. (24% LCEMHI & 76% AMC Netherlands)

LCE Lux HoldCo S.à r.l. (Luxembourg)

LCE Italian Holdco S.r.l (Italy)

AMC Netherlands Holdco B.V.

Grupo Cinemex, S.A. de C.V. (Mexico)

Cadena Mexicana de Exhibición, S.A. de C.V. (Mexico)

Arrendadora Inmobiliaria Cinematográfica S.A. de C.V. (Mexico)

Cinemex Altavista, S.A. de C.V. (Mexico)

Cinemex Aragón, S.A. de C.V. (Mexico)

Cinemex Coacalco, S.A. de C.V. (Mexico)

Cinemex Coapa, S.A. de C.V. (Mexico)

Cinemex Cuauhtémoc, S.A. de C.V. (Mexico)

Cinemex Cuicuilco, S.A. de C.V. (Mexico)

Cinemex Diana, S.A. de C.V. (Mexico)

Cinemex Ecatepec, S.A. de C.V. (Mexico)

Cinemex El Risco, S.A. de C.V. (Mexico)

Cinemex El Rosario, S.A. de C.V. (Mexico)

Cinemex Galerias, S.A. de C.V. (Mexico)

Cinemex Ixtapaluca, S.A. de C.V. (Mexico)

Cinemex Izcalli, S.A. de C.V. (Mexico)

Cinemex Iztapalapa, S.A. de C.V. (Mexico)

Cinemex Jacarandas, S.A. de C.V. (Mexico)

Cinemex Las Plazas Guadalajara, SA de C.V. (Mexico)

Cinemex Legaria, S.A. de C.V. (Mexico)

Cinemex Loreto, S.A. de C.V. (Mexico)

Cinemex Los Atrios, S.A. de C.V. (Mexico)

Cinemex Los Reyes, S.A. de C.V. (Mexico)

Cinemex Magnocentro, S.A. de C.V. (Mexico)

Cinemex Manacar, S.A. de C.V. (Mexico)

Cinemex Masaryk, S.A. de C.V. (Mexico)

Cinemex Metepec, S.A. de C.V. (Mexico)

Cinemex Misterios, S.A. de C.V. (Mexico)

Cinemex Morelia, S.A. de C.V. (Mexico)

Cinemex Mundo E, S.A. de C.V. (Mexico)

Cinemex Palacio Chino, S.A. de C.V. (Mexico)

Cinemex Palomas, S.A. de C.V. (Mexico)

Cinemex Parque Delta, S.A. de C.V. (Mexico)

Cinemex Perinorte, S.A. de C.V. (Mexico)

Cinemex Plaza Insurgentes, S.A. de C.V. (Mexico)

Cinemex Plaza Sur, S.A. de C.V. (Mexico)

Cinemex Polanco, S.A. de C.V. (Mexico)

Cinemex Producciones, S.A. de C.V. (Mexico)

Operadora Moliere, S.A. de C.V. (Mexico)

Teatro Polanco, S.A. de C.V. (Mexico)

Producciones Expreso Astral, S.A. de C.V. (Mexico)

Cinemex Puebla, S.A. de C.V. (Mexico)

Cinemex Real, S.A. de C.V. (Mexico)

Cinemex San Antonio, S.A. de C.V. (Mexico)

Cinemex San Mateo, S.A. de C.V. (Mexico)

Cinemex Santa Fe, S.A. de C.V. (Mexico)

Cinemex Tenayuca, S.A. de C.V. (Mexico)

Cinemex Ticoman, S.A. de C.V. (Mexico)

Cinemex Toluca II, S.A. de C.V. (Mexico)

Cinemex Universidad, S.A. de C.V. (Mexico)

Cinemex WTC, S.A. de C.V. (Mexico)

Cinemex Zaragoza, S.A. de C.V. (Mexico)

FICC Ciudad de Mexico, S.A. de C.V. (Mexico)

Operadora de Cinemas, S.A. de C.V. (Mexico)

Servicios Cinematogràficos Especializados S.A. de C.V. (Mexico)

Serviuno, S.A. de C.V. (Mexico)

American Multi-Cinema, Inc. (Missouri)

Club Cinema of Mazza. Inc. (DC)

Premium Theater of Framingham, Inc. (Massachusetts)

AMC Card Processing Services, Inc. (Arizona)

Investplex BV (Netherlands)

De Laurentiis Cineplex S.r.L. (Italy)

Loeks Acquisition Corp. (Delaware)

Loeks-Star Partners (Michigan) (50%)

Loews Chicago Cinemas, Inc. (Illinois)

Loews Cineplex U.S. Callco, LLC (Delaware)

Loews Mauritius Holding Company (Mauritius)

Loews Citywalk Theatre Corporation (California)

Citywalk Big Screen Theatres (California) (Partnership 50%)

Loews Meadowland Cinemas 8, Inc. (New Jersey)

Loews Kaplan Cinema Associates Partnership (New Jersey) (Partnership 50%)

Loews Meadowland Cinemas, Inc. (New Jersey)

Loews New Jersey Cinemas, Inc. (New Jersey)

Loews Theatre Management Corp. (Delaware)

Magic Johnson Theatres Limited Partnership (California) (Limited Partnership 99.99%)

New Brunswick Cinemas, Inc. (New Jersey)

RKO Century Warner Theatres, Inc. (Delaware)

S&J Theatres, Inc. (California)

Universal Cineplex Odeon Joint Venture (Florida) (50%)

Star Theatres of Michigan, Inc. (Delaware)

Loeks-Star Partners (Michigan) (50%)

National Cinemedia, L.L.C. (Delaware 17,474,890 Units owned by AMCI)

AMC Entertainment International, Inc. (Delaware)

AMC Entertainment International Limited (United Kingdom)

AMC Theatres of Canada, Inc.

AMC Realty, Inc. (Delaware)

Centertainment, Inc. (Delaware)

Centertainment Development, Inc. (Delaware)

Burbank Entertainment Village, L.L.C. (Delaware)

General Cinema International, Inc. (Delaware)

50% (unconsolidated) Hoyts General Cinema South America, Inc. (Cayman Islands)

GCC/Hoyts Brazil Holdings, Inc. (Cayman Islands)

General Cinemas do Brazil Empreendimentos, Ltda. (Brazil)

BOCA Holdings, Inc. (Cayman Islands)

Hoyts General Cinema de Argentina S.A. (Argentina)

Hoyts Cinemas (Chile) Holdings Limited (Cayman Islands)

94% Hoyts Cinemas Chile, S.A. (Chile)

50% GCC/Hoyts Uruguay, Inc. (Cayman Islands)

Telnir S.A. (Uruguay)